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                                                                      EXHIBIT 23


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated January 19, 1998, into the Company's previously filed Registration Statements (as amended, as applicable) File Numbers 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33-56762, 33-65123, 33-83402, 333-07413, 333-10919, and
333-10965.


                                                       /S/ ARTHUR ANDERSEN LLP

San Diego, California
February 25, 1998